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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-148317

Prospectus Supplement
(To Prospectus Dated October 30, 2008)

5,500,000 Shares

Dyax Corp.

Common Stock

We are offering 5,500,000 shares of our common stock. Our common stock is traded on The Nasdaq Global Market under the symbol "DYAX." On September 29, 2009, the last reported sale price of our common stock was $4.07 per share.

Investing in our common stock involves risks. See "Risk Factors" on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$3.83	$21,065,000
Underwriting Discounts and Commissions	$0.09	$495,000
Proceeds to Dyax Corp. (Before Expenses)	$3.74	$20,570,000

Delivery of the common stock to purchasers will be made on or about October 5, 2009. The underwriter may also purchase up to an additional 825,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions payable by us, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $569,250 and the total proceeds, before expenses, to us will be $23,655,500.

Sole Book-Running Manager

Jefferies & Company

Prospectus Supplement is September 30, 2009.

S-i

About this Prospectus Supplement

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading, "Where You Can Find More Information," in this prospectus supplement.

Unless the context otherwise requires, references in this prospectus supplement to "we," "us" and "our" refer to Dyax Corp. and its consolidated subsidiaries.

S-ii

Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section and our consolidated financial statements and the related notes and the other documents incorporated by reference in the accompanying prospectus.

Dyax Corp.

We are a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel biotherapeutics for unmet medical needs, with an emphasis on inflammatory and oncology indications. We use our proprietary drug discovery technology, known as phage display, to identify antibody, small protein and peptide compounds for clinical development. This phage display technology fuels our internal pipeline of promising drug candidates, attracts numerous licensees and collaborators, and has the potential to generate important revenues in the future.

Our lead product candidate, DX-88, is a small recombinant protein that is a highly specific inhibitor of human plasma kallikrein. We and our collaborators are currently developing DX-88 in multiple indications.

The most advanced indication for DX-88 is in the treatment of hereditary angioedema (HAE), a potentially life-threatening inflammatory condition. DX-88 has orphan drug designation in the United States and European Union, as well as Fast Track designation in the United States for the treatment of acute attacks of HAE. In this indication, we have completed three Phase 2 trials and two Phase 3 trials of DX-88 for subcutaneous administration. On September 23, 2008, we submitted a Biologics License Application (BLA) with the United States Food and Drug Administration (FDA) for the use of DX-88 for the treatment of acute attacks of HAE, and the FDA designated this application for priority review. On February 4, 2009, the FDA's Pulmonary-Allergy Advisory Committee voted in favor of approval of our BLA. On March 26, 2009, we received a complete response letter from the FDA outlining the requirements for approval of DX-88 for HAE. Specifically, the FDA requested submission of a Risk Evaluation and Mitigation Strategy and additional information with respect to the chemistry, manufacturing and controls section of the BLA. The letter also included a requirement that we conduct certain post-marketing studies, but did not include requirements for any additional clinical trials for approval of DX-88. We believe all issues raised in the complete response letter were fully addressed in our reply, which was submitted on June 1, 2009 and accepted for review by the FDA. In connection with the acceptance, the FDA assigned our BLA a new Prescription Drug User Fee Act action date of December 1, 2009.

If the BLA is approved, we intend to market and sell DX-88 on our own in North America. We are currently negotiating with potential partners to commercialize DX-88 for HAE and other angioedema indications in markets outside of North America.

Outside of HAE, DX-88 is also being developed in additional indications. These include use of DX-88 for the reduction of blood loss during surgery in collaboration with Cubist Pharmaceuticals, Inc., and for the treatment of retinal diseases in collaboration with Fovea Pharmaceuticals. In addition, we are also exploring use of DX-88 for the treatment of ACE inhibitor-induced angioedema, a life threatening inflammatory response brought on by adverse reactions to ACE inhibitors; and acquired angioedema, a condition associated with B-cell lymphoma and autoimmune disorders.

In addition to DX-88, we continue to use our proprietary phage display technology to identify new drug candidates such as DX-2240 and DX-2400, two fully human monoclonal antibodies with therapeutic potential in oncology indications. In February 2008, we entered into an exclusive license agreement with sanofi-aventis under which they will be responsible for the continued development of DX-2240. DX-2400 is currently in preclinical development within our development pipeline.

Although we use our phage display technology primarily to advance our own internal development activities, we also leverage it through licenses and collaborations designed to generate revenues and provide us access to co-develop and/or co-promote drug candidates identified by other biopharmaceutical and pharmaceutical companies. Through our Licensing and Funded Research Program (LFRP), we have more than 70 licenses and collaborations, which have thus far resulted in 15 product candidates that licensed third parties have advanced into clinical trials and one product that has received market approval from the FDA. A portion of the current and future revenues generated through the LFRP are pledged to secure payment of loans we received from Cowen Healthcare in August 2008 and March 2009, which loans had an aggregate outstanding balance of $59.7 million as of June 30, 2009.

We have incurred net losses since our inception, including net losses of $14.4 million and $39.3 million for the three and six months ended June 30, 2009, respectively. We expect to continue to incur significant additional net losses over at least the next several years. We do not expect to generate profits until DX-88 or other therapeutic products from our development portfolio reach the market after being subjected to the uncertainties of the regulatory approval process. Our revenues and operating results have fluctuated on a quarter to quarter basis, and we expect these fluctuations to continue in the future.

We incorporated in Delaware in 1989 and merged with Protein Engineering Corporation in August 1995. Our principal executive offices are located at 300 Technology Square, Cambridge, Massachusetts 02139 and our telephone number is (617) 225-2500.

The Offering

Common stock offered	5,500,000 shares
Common stock to be outstanding after this offering	78,017,765 shares[1]
Use of proceeds

We intend to use the proceeds to fund development and commercialization activities for DX-88, our lead product candidate for the treatment of acute attacks for hereditary angioedema, to fund research and preclinical development activities, and for general corporate purposes.
See "Use of Proceeds" on Page S-5.
Nasdaq Global Market Symbol
Our common stock is quoted on The Nasdaq Global Market under the symbol "DYAX."
Risk Factors

See "Risk Factors" on page S-4 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in our stock.
Principal Executive Offices
Our principal executive offices are located at 300 Technology Square, Cambridge, Massachusetts 02139 and our telephone number is (617) 225-2500.

1The total shares of common stock outstanding immediately before this offering is based on 72,517,765 shares outstanding as of September 28, 2009 and excludes as of that date:

•
14,778,061 shares of our common stock reserved for issuance under our 1995 Equity Incentive Plan of which 8,636,208 shares are issuable upon exercise of outstanding stock options (at a weighted average exercise price of $4.67 per share), and 6,133,634 shares remain available for future grant;

•
694,014 shares of common stock reserved for issuance under our 1998 Employee Stock Purchase Plan, of which 644,014 shares remain available for future grant; and

•
500,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.19 per share.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

•
No exercise of the underwriter's over-allotment option to purchase 825,000 additional shares of our common stock; and

•
No exercise of outstanding options or warrants to purchase shares of common stock.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors contained in our most recently filed periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business, operating results and financial condition and could result in a complete loss of your investment.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward- looking statements. Any statement that is not a statement of historical fact should be considered a forward-looking statement. We often use words or phrases of expectation or uncertainty like "believe," "anticipate," "plan," "expect," "intent," "project," "future," "may," "will," "could," "would" and similar words to help identify forward-looking statements.

Forward-looking statements involve risks and uncertainties. Our actual results could differ significantly from the results discussed in these forward-looking statements, which include, but are not necessarily limited to, those relating to: regulatory review and potential approval of our product candidates; our financial resources and future use of cash; future product research and development activities, including preclinical studies, clinical trials and collaborations; and competition.

Many factors could cause or contribute to these differences, including the factors described above under the caption "Risk Factors." We caution you not place undue reliance on our forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents, particularly the section entitled "Risk Factors," before you make an investment decision.

 Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $20.5 million (or $23.5 million if the underwriter's over-allotment option is exercised in full) after deducting the underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering to fund development and commercialization activities for DX-88, our lead product candidate for the treatment of acute attacks for hereditary angioedema, to fund research and preclinical development activities, and for general corporate purposes. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds for specified purposes, we intend to temporarily invest the proceeds in short-term interest bearing instruments.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. In addition, our loan financing with Cowen Healthcare Royalty Partners, L.P. puts restrictions on our ability to pay dividends.

Capitalization

The following table sets forth our consolidated cash, cash equivalents and short-term investments, current position of long-term obligations and capitalization as of June 30, 2009:

    •
    on an actual basis; and

    •
    on an adjusted basis after giving effect to our sale of 5,500,000 shares of common stock offered hereby at a public offering price of $3.83 per share and after deducting the underwriting discounts and commissions of $0.09 per share and estimated offering expenses.

You should read this table along with our historical consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2009
	Actual	As adjusted
	(In thousands, except share data)
Cash, cash equivalents, and short-term investments	$53,124	$73,579

Current portion of long-term obligations	$995	$995

Note payable	57,975	57,975
Long-term obligations	1,072	1,072
Stockholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 125,000,000 shares authorized; 72,409,242 shares issued and outstanding, actual; and 77,909,242 shares issued and outstanding, as adjusted	724	779
Additional paid-in capital	355,815	376,215
Accumulated deficit	(394,710)	(394,710)
Accumulated other comprehensive income	331	331

Total stockholders' deficit	(37,840)	(17,385)

Total capitalization	$21,207	$41,662

Dilution

As of June 30, 2009, our unaudited net tangible book value was negative $38.0 million, or approximately $(0.53) per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering. After giving effect to the sale of 5,500,000 shares of our common stock in this offering and deducting the underwriting discounts and commissions and our estimated offering expenses, our net tangible book value as of June 30, 2009 would have been $(0.23) per share. This amount represents an immediate increase in net tangible book value of $0.30 per share to existing stockholders and an immediate dilution in net tangible book value of $4.06 per share to purchasers of common stock in this offering, as illustrated in the following table:

Public offering price per share of common stock		$3.83
Net tangible book value per share as of June 30, 2009	$(0.53)
Increase in net tangible book value per share after giving effect to this offering	$0.30

Pro forma net tangible book value per share as of June 30, 2009 after giving effect to the offering		$(0.23)

Dilution in net tangible book value per share to new investors		$4.06

This table assumes no exercise of the underwriter's over-allotment option to purchase up to 825,000 additional shares of common stock from us. If the underwriter exercises this option in full, the as adjusted net tangible book value as of June 30, 2009 will increase to approximately $(0.18) per share, representing an increase to existing stockholders of approximately $0.35 per share, and there will be an immediate dilution of approximately $4.01 per share to new investors.

This table also assumes no exercise of (i) options to purchase 9,189,142 shares of common stock at a weighted average exercise price of $4.75 per share outstanding as of June 30, 2009 or (ii) warrants to purchase 500,000 shares of our common stock at a weighted average exercise price of $4.19 per share. To the extent that options or warrants are exercised, there will be further dilution to new investors.

 Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement, dated September 30, 2009, the underwriter has agreed to purchase, and we have agreed to sell to it, the number of shares of common stock indicated in the table below:

Name	Number of Shares
Jefferies & Company, Inc.	5,500,000

The underwriter is offering the common stock subject to its receipt and acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the common stock if any such shares are taken.

Commission and Expenses

The underwriter has advised us that they propose to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.05 per share. After the offering, the public offering price and concession to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table shows the public offering price, the per share and total underwriting discounts and commissions payable to the underwriter by us and the proceeds, before expenses, to us. The information assumes no exercise or full exercise by the underwriter of its over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$3.83	$21,065,000	$24,224,750
Underwriting discounts and commissions paid by us	$0.09	$495,000	$569,250
Proceeds to us, before expenses	$3.74	$20,570,000	$23,655,500

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts and commissions referred to above, will be approximately $115,000.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 825,000 additional shares of common stock at the same price as they are paying for the shares shown in the table above. The underwriter may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

    •
    offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any common stock or any securities convertible into or exercisable or exchangeable for common stock owned either of record or beneficially in accordance with the rules and regulations of the Securities and Exchange Commission, or

    •
    enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described herein or above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

    •
    make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock.

This restriction terminates after the close of trading of the shares on and including the 60 days after the date of this prospectus supplement for us, and 45 days after the date of this prospectus supplement for our executive officers and directors. However, subject to certain exceptions, in the event that either (i) during the last 17 days of each respective restricted period, we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of each respective restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of each respective restricted period, then in either case the expiration of each respective restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable.

Jefferies & Company, Inc. may, at any time or from time to time before the termination of each respective restricted period, without notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol "DYAX."

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of the offering, or by their affiliates. Other than the prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by any underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in their capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing shares.

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase our common stock on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which the underwriter may purchase shares by exercising the over-allotment option. "Naked" short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A "stabilizing bid" is a bid for or the purchase of common stock on behalf of the underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A "syndicate covering transaction" is the bid for or purchase of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering.

Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we, nor the underwriter, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of we or the underwriter makes any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

In the future, the underwriter and its affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

 Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of our common stock to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

  (a)
  are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

  (b)
  are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order; or (c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

 Legal Matters

Certain legal matters will be passed upon for us by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts. Dewey & LeBoeuf LLP, New York, New York, is counsel to the underwriter in connection with the offering. Nathaniel S. Gardiner, a partner of Edwards Angell Palmer & Dodge LLP, is our corporate secretary.

Experts

The financial statements and management's assessment of the effectiveness of internal controls over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

 Incorporation of Certain Information By Reference

The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K:

    •
    our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 4, 2009;

    •
    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 7, 2009; and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 4, 2009, as amended by a Form 10-Q/A filed with the SEC on August 18, 2009;

    •
    our Current Reports on Form 8-K dated February 11, 2009, March 18, 2009, March 19, 2009, March 26, 2009, April 17, 2009, June 8, 2009, June 24, 2009 and July 1, 2009, filed with the SEC on February 17, 2009, March 18, 2009, March 19, 2009, March 31, 2009, April 17, 2009, June 24, 2009, June 25, 2009 and July 1, 2009, respectively;

    •
    the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 1, 2000, which description thereof is contained in the prospectus included in our Registration Statement on Form S-1 (File No. 333-37394), including any amendment or reports filed for the purpose of updating such description; and

    •
    the description of our preferred stock purchase rights in our registration statement on Form 8-A, filed with the SEC on June 27, 2001.

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (617) 225-2500 or writing us at:

Investor Relations
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139

$100,000,000

Common stock
Preferred stock
Warrants
Debt Securities
Units

        The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

        When we offer securities, we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities together with additional information described under the heading "Where You Can Find More Information" beginning on Page 26 of this prospectus before you decide to invest in any of these securities.

        Our common stock is quoted on the NASDAQ Global Market under the symbol "DYAX". On October 29, 2008, the last reported sale price for the common stock was $3.29 per share.

        In this prospectus, "Dyax," "we," "us," and "our" refer to Dyax Corp., excluding, unless the context otherwise requires, its subsidiaries.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated October 30, 2008

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer shares of our common stock and/or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering.

        You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find More Information" before buying securities in this offering. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part (or will be incorporated by reference from a current report on Form 8-K that we file with the SEC), and you may obtain copies of those documents as described below under "Where You Can Find More Information."

DYAX CORP.

        We are a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel biotherapeutics for unmet medical needs, with an emphasis on oncology and inflammatory indications. We use our proprietary drug discovery technology, known as phage display, to identify antibody, small protein and peptide compounds for clinical development. This phage display technology fuels our internal pipeline of promising drug candidates, attracts numerous licensees and collaborators, and has the potential to generate important revenues in the future.

        Our lead product candidate, DX-88 (ecallantide), is a recombinant highly specific inhibitor of human plasma kallikrein. We are currently developing DX-88 through collaborations with other biotechnology and pharmaceutical companies in two separate indications.

        The most advanced indication for DX-88 is in the treatment of hereditary angioedema (HAE), a potentially life-threatening inflammatory condition. On September 23, 2008, we submitted a Biologics

License Application (BLA) with the United States Food and Drug Administration (FDA) for the use of DX-88 for the treatment of HAE. If our application is accepted, we except to receive our Prescription Drug User Free Act (PDUFA) date within 74 days of our BLA submission. In this indication, we have completed three Phase 2 trials and two Phase 3 trials of DX-88 for subcutaneous administration. The second Phase 3 trial, known as EDEMA4, was conducted under a Special Protocol Assessment (SPA). DX-88 has orphan drug designation in the United States and European Union, as well as Fast Track designation in the United States for the treatment of acute attacks of HAE.

        If the BLA is approved, we intend to independently market and sell DX-88 in the United States. We are currently negotiating with potential partners for a European license to DX-88 in angioedema indications.

        Outside of HAE and other angioedemas, DX-88 is also being developed in an additional indication that involves the use of DX-88 for the prevention of blood loss during surgery. In this indication, we have completed a Phase 1/2 trial of DX-88 for the prevention of blood loss during on-pump coronary artery bypass graft (CABG) procedures. On April 23, 2008, we entered into an exclusive license and collaboration agreement with Cubist Pharmaceuticals, Inc. (Cubist), for the development and commercialization in North America and Europe of the intravenous formulation of DX-88 for the prevention of blood loss during surgery. Under this agreement, Cubist has assumed responsibility for all further development and costs associated with DX-88 in the licensed indications in the Cubist territory.

        In addition to DX-88, we have identified two product candidates for preclinical development, DX-2240 and DX-2400, two fully human monoclonal antibodies with unique mechanisms of action in attacking cancerous tumors. In February 2008, we entered into an exclusive license agreement with sanofi-aventis under which sanofi-aventis will be responsible for the continued development of DX-2240.

        All of the compounds in our pipeline were discovered using our proprietary phage display technology, which allows us to rapidly identify product candidates that bind with high affinity and specificity to therapeutic targets. Although we use this technology primarily to advance our own internal development activities, we also leverage it through licenses and collaborations designed to generate revenues and provide us access to co-develop and/or co-promote drug candidates identified by other biopharmaceutical and pharmaceutical companies. Through this program, which we refer to as our License and Funded Research Program (LFRP), we have agreements with more than 70 licensees and collaborators, which have resulted in 13 product candidates that licensed third parties have advanced into clinical trials and one product with market approval from the FDA. A portion of the current and future revenues generated through the LFRP will be used to repay the loan we received from Cowen Healthcare in August 2008.

        We expect to continue to incur significant operating losses over at least the next several years and do not expect to generate profits until the therapeutic products from our development portfolio reach the market after being subjected to the uncertainties of the regulatory approval process.

        We incorporated in Delaware in 1989 and merged with Protein Engineering Corporation in August 1995. Our principal executive offices are located at 300 Technology Square, Cambridge, Massachusetts, 02139 and our telephone number is (617) 225-2500.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2007, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or included in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business, operating results and financial condition and could result in a complete loss of your investment.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

        You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

  •
  failure to obtain regulatory approvals;

  •
  failure to achieve positive results in clinical trials;

  •
  whether we are able to enter into future collaborative arrangements;

  •
  competitive factors affecting our lead product candidates and indications;

  •
  whether we are able to raise additional capital;

  •
  uncertainty regarding our patents and patent rights;

  •
  dependence on a third-party contractor for the manufacture of our product candidates; and

  •
  changes in our relationships with our consultants, collaborators, licensees and other third-party service providers.

        You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

        The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of this calculation, "earnings" consist of net loss from continuing operations plus fixed charges. "Fixed charges" consist of the sum of interest expense and the component of rental expense believed by management to be representative of the interest factor for those amounts.

	Year Ended
						Nine Months Ended September 30, 2008
	Dec. 31, 2003	Dec. 31 2004	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2007
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Coverage Deficiency (in millions)	$24.5	$33.1	$30.9	$50.3	$56.3	$72.9

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock currently consists of 125,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.

        The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our by-laws, both of which are included as exhibits to our most recent Annual Report on Form 10-Q for the quarter ended September 30, 2008. The summary below is also qualified by provisions of applicable law.

Common Stock

        Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. No shares of preferred stock are outstanding as of the date of this prospectus. All shares of common stock that are outstanding as of the date of this prospectus are fully-paid and nonassessable.

Preferred Stock

        We are currently authorized to issue 1,000,000 shares of preferred stock, with 950,000 undesignated and 50,000 shares of previously undesignated preferred stock designated as Series A Junior Participating Preferred Stock. Our board of directors has the authority to issue up to 950,000 shares of preferred stock in one or more series and to fix the rights of each series. These rights may include dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms, and the number of shares that constitute any series. The board of directors may exercise this authority without any further action by our stockholders.

        We believe the power to issue preferred stock will provide our board of directors with flexibility in connection with certain possible corporate transactions. The issuance of preferred stock, however, could adversely affect the voting power of holders of our common stock, restrict their rights to receive payment upon liquidation, and have the effect of delaying, deferring, or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Registration Rights

        The holders of the shares of common stock issued upon conversion of all series of our former Class A convertible preferred stock were entitled to demand that we register those shares, known as registrable shares, under the Securities Act commencing one year after our initial public offering. Of those holders, only Henry Blair still has the ability to exercise this right because, as our Chairman of the Board, President and Chief Executive Officer, he remains an affiliate of the Company and, therefore, he may require us to file additional registration statements on Form S-3 for the sale of his registrable shares at any time if he is not then able to sell all of his shares under Rule 144. In addition, if we propose to register any more of our securities under the Securities Act, either for our own account or for the account of other security holders, he is entitled to notice of that further registration and to have his registrable shares included in it. These rights, however, are subject to conditions and limitations, including thresholds as to minimum values of shares required for a demand registration and the right of the underwriters of a registered offering of Dyax to limit the number of shares included in the offering. As a holder of registrable shares Mr. Blair can require us to file the registration at our expense and, subject to some conditions and limitations, we are required to use our best efforts to effect the registration. Mr. Blair has waived his right to have his registrable shares registered under the Securities Act as part of this registration.

Delaware Anti-Takeover Law

        Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that the stockholder becomes an interested stockholder unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or by-laws, effective 12 months after adoption. Our amended and restated certificate of incorporation and by-laws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Charter and By-law Provisions

        In addition to the board of directors' ability to issue shares of preferred stock, our amended and restated certificate of incorporation and by-laws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

  •
  our amended and restated certificate of incorporation classifies the board of directors into three classes with staggered three-year terms;

  •
  our amended and restated certificate of incorporation include a provision prohibiting stockholder action by written consent;

  •
  under our amended and restated certificate of incorporation and by-laws, our board of directors may enlarge the size of the board and fill the vacancies;

  •
  our amended and restated certificate of incorporation requires the approval of 66 2/3% of the outstanding capital stock to merge the company into another entity, sell all or substantially all of our assets, or engage in any other business combination not approved by the board of directors;

  •
  our amended and restated certificate of incorporation provides that some of its provisions may only be changed by an affirmative vote of 66 2/3% of our outstanding capital stock;

  •
  our by-laws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;

  •
  our by-laws provide that special meetings of stockholders may only be called by the President, Chairman of the Board or by the board of directors; and

  •
  stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice.

Shareholder Rights Plan

        Our Board of Directors adopted a Shareholder Rights Plan (the "Plan") as set forth in the Rights Agreement, dated as of June 27, 2001, between us and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). A series of our preferred stock, designated as Series A Junior Participating Preferred Stock, par value $0.01 per share, was created in accordance with the Rights Agreement. The Plan is designed to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transactions, and to prevent an acquirer from gaining control of us without offering a fair and adequate price and terms to all of our shareholders. As such, the Plan enhances our board of directors' ability to protect shareholder interests and ensure that shareholders receive fair and equal treatment in the event any proposed takeover of Dyax is made in the future. Pursuant to the Rights Agreement, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock. The preferred stock purchase rights are attached to, and trade with, our common stock. The purchase rights are currently exercisable upon the occurrence of certain triggering events described in the Rights Agreement.

Transfer Agent and Registrar

        The transfer agent and registrar for Dyax's common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

        If we issue any debt securities offered by this prospectus and any accompanying prospectus supplement we will issue them under an indenture to be entered into by Dyax and a trustee to be identified in the applicable prospectus supplement, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the proposed form of indenture as an exhibit to the registration statement in which this prospectus is included. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may offer under this prospectus up to $100,000,000 aggregate principal amount of debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Dyax and will rank equally with all of our other unsecured indebtedness.

        The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

General

        We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

        The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

  (1)
  the title;

  (2)
  the aggregate principal amount;

  (3)
  the issue price or prices (expressed as a percentage of the aggregate principal amount thereof);

  (4)
  any limit on the aggregate principal amount;

  (5)
  the date or dates on which principal is payable;

  (6)
  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine the rate or rates;

  (7)
  the date or dates from which the interest, if any, will be payable and any regular record date for the interest payable;

  (8)
  the place or places where principal and, if applicable, premium and interest, is payable;

  (9)
  the terms and conditions upon which Dyax may, or the holders may require Dyax to, redeem or repurchase the debt securities;

  (10)
  the denominations in which the debt securities may be issuable, if other than denominations of $1,000 or any integral multiple thereof;

  (11)
  whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

  (12)
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

  (13)
  the currency of denomination;

  (14)
  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

  (15)
  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to these payments will be determined;

  (16)
  if amounts of principal and, if applicable, premium and interest may be determined (a) by reference to an index based on a currency or currencies other than the currency of denomination or designation or (b) by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which these amounts will be determined;

  (17)
  the provisions, if any, relating to any security provided for the debt securities;

  (18)
  any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

  (19)
  any events of default, if not otherwise described, begin under "Events of Default";

  (20)
  the terms and conditions for conversion into or exchange for shares of common stock or preferred stock;

  (21)
  any other terms, which may modify or delete any provision of the indenture insofar as it applies to that series;

  (22)
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

  (23)
  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Dyax.

        We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of the debt securities in accordance to the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount securities or debt securities in bearer form, we will describe United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement.

        We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

        If we issue debt securities that may be exchanged for or converted into shares of common stock or preferred stock, we will describe the terms of exchange or conversion in the prospectus supplement relating to those debt securities.

Transfer and Exchange

        We may issue debt securities that will be represented by either:

  (1)
  "book-entry securities," which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

  (2)
  "certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

        We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under "Global Debt Securities and Book Entry System" below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

        If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee's office or at the paying agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

        You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on your certificated debt securities only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book Entry System

        The depository has indicated that it would follow the procedures described below to book-entry debt securities.

        Only participants that have accounts with the depository for the related global debt security or persons that hold interests through these participants may own beneficial interests in book-entry debt securities. Upon the issuance of a global debt security, the depository will credit, on its book-entry registration and transfer system, each participants' account with the principal amount of the book-entry debt securities represented by the global debt security that is beneficially owned by that participant. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depository for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depository for a global debt security, or its nominee, is the registered owner of the global debt security, the depository or its nominee will be considered the sole owner or holder of the book-entry debt securities represented by the global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have these securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing these securities and will not be considered the owners or holders of these securities under the indenture. Accordingly, each person who beneficially owns book-entry debt securities and desires to exercise their rights as a holder under the indenture, must rely on the procedures of the depository for the related global debt security and, if this person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise such rights.

        We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities. Dyax and its agents, the trustee, and any of its agents, will treat as the holder of a debt security the persons specified in a written statement of the depository with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.

        Payments of principal and, if applicable, premium and interest, on book-entry debt securities will be made to the depository or its nominee, as the case may be, as the registered holder of the related global debt security. Dyax and its agents, the trustee, and any of its agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depository, upon receipt of any payment of principal, premium, if any, or interest, if any, on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the amounts of book-entry debt securities held by each participant as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through these participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants.

        If the depository is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint a successor depository. If we do not appoint a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue certificated debt securities in exchange for each global debt security. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities. In that case, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in the name or names that the depository instructs the trustee. We expect that these instructions will be based upon directions received by the depository from participants.

        We obtained the information in this section concerning the depository and the depository's book-entry system from sources we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

No Protection in the Event of Change of Control

        The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Dyax or a highly leveraged transaction. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

Covenants

        Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Consolidation, Merger and Sale of Assets

        We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

  (1)
  the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

  (2)
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

  (1)
  we fail to pay any principal of, or premium, if any, when it becomes due;

  (2)
  we fail to pay any interest within 30 days after it becomes due;

  (3)
  we fail to observe or perform any other covenant in the debt securities or the indenture for 45 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

  (4)
  we are in default under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of indebtedness under which we or any significant subsidiaries then has more than $10 million in outstanding indebtedness, individually or in the aggregate, and either (a) such indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such indebtedness;

  (5)
  any final judgment or judgments which can no longer be appealed for the payment of more than $10 million in money (not covered by insurance) is rendered against us or any of our significant subsidiaries and has not been discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; and

  (6)
  certain events occur involving bankruptcy, insolvency or reorganization of Dyax or any of our significant subsidiaries.

        The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of that series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

        If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities.

        If this happens, the entire principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration, but before a judgment or decree based on the acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration if (1) all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived, (2) all overdue interest and overdue principal has been paid and (3) the rescission would not conflict with any judgment or decree.

        If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series shall have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

        No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

  (1)
  the holder gives to the trustee written notice of a continuing event of default;

  (2)
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request and offer reasonable indemnity to the trustee to institute proceeding as a trustee;

  (3)
  the trustee fails to institute proceeding within 60 days of the request; and

  (4)
  the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with their request during the 60-day period.

        However, these limitations do not apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

        From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

  (1)
  to provide that the surviving entity following a change of control of Dyax permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

  (2)
  to provide for uncertificated debt securities in addition to certificated debt securities;

  (3)
  to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

  (4)
  to cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any holder;

  (5)
  to issue and establish the form and terms and conditions; and

  (6)
  to appoint a successor trustee under the indenture with respect to one or more series.

        From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities; but without the consent of each holder affected by the action, we may not modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

  (1)
  reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;

  (2)
  reduce the rate of or change the time for payment of interest;

  (3)
  reduce the principal of or premium on or change the stated maturity;

  (4)
  make any debt security payable in money other than that stated in the debt security;

  (5)
  change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no redemption of this type may be made;

  (6)
  waive a default on the payment of the principal of, interest on, or redemption payment; and

  (7)
  take any other action otherwise prohibited by the indenture to be taken without the consent of each holder by affected that action.

Defeasance and Discharge of Debt Securities and Certain Covenants in Certain Circumstances

        The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

  (1)
  to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as "legal defeasance"):

  (a)
  to register the transfer or exchange of the debt securities;

  (b)
  to replace temporary or mutilated, destroyed, lost or stolen debt securities;

  (c)
  to compensate and indemnify the trustee; or

  (d)
  to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

  (2)
  to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable prospectus supplement (which release is referred to as "covenant defeasance").

        In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for this purpose:

  (1)
  money;

  (2)
  U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

  (3)
  a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money.

        Which in each case specified in clauses (1) through (3) above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

        In addition, defeasance may be effected only if, among other things:

  (1)
  in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

  (2)
  in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes solely as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if a defeasance had not occurred;

  (3)
  in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a covenant defeasance had not occurred; and

  (4)
  certain other conditions described in the indenture are satisfied.

        If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of that series at the time of acceleration. We will, however, remain liable in respect of these payments.

        The term "U.S. Government Obligations" as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        The term "Foreign Government Obligations" as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

        We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of Dyax, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase debt securities (which we refer to as debt warrants), preferred stock (which we refer to as preferred stock warrants) or common stock (which we refer to as common stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants being offered.

Debt Warrants

        We will describe the terms of debt warrants offered in the applicable prospectus supplement, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

  (1)
  the title;

  (2)
  the aggregate number offered;

  (3)
  their issue price or prices;

  (4)
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise, and the procedures and conditions relating to exercise;

  (5)
  the designation and terms of any related debt securities and the number of debt warrants issued with each security;

  (6)
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  (7)
  the principal amount of debt securities purchasable upon exercise, and the price at which that principal amount of debt securities may be purchased upon exercise;

  (8)
  the commencement and expiration dates of the right to exercise;

  (9)
  the maximum or minimum number which may be exercised at any time;

  (10)
  a discussion of the material United States federal income tax considerations applicable to exercise; and

  (11)
  any other terms, procedures and limitations relating to exercise.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before exercising their debt warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the securities purchasable upon exercise.

Other Warrants

        The applicable prospectus supplement will describe the following terms of preferred stock warrants or common stock warrants offered under this prospectus:

  (1)
  the title;

  (2)
  the securities issuable upon exercise;

  (3)
  the issue price or prices;

  (4)
  the number of warrants issued with each share of preferred stock or common stock;

  (5)
  any provisions for adjustment of (a) the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or (b) the exercise price;

  (6)
  if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

  (7)
  if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

  (8)
  any other terms, including terms, procedures and limitations relating to exchange and exercise;

  (9)
  the commencement and expiration dates of the right to exercise; and

  (10)
  the maximum or minimum number that may be exercised at any time.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        Dyax, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by us in this prospectus:

  (1)
  directly to purchasers;

  (2)
  through agents;

  (3)
  through dealers;

  (4)
  through underwriters; or

  (5)
  through a combination of any of these methods of sale.

        We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

  (1)
  at a fixed price or prices, which may be changed;

  (2)
  at market prices prevailing at the time of sale;

  (3)
  at prices related to the prevailing market prices; or

  (4)
  at negotiated prices.

Direct Sales and Sales Through Agents

        We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

Equity Line

        On October 30, 2008, we entered into an equity line of credit arrangement with Azimuth Opportunity Ltd., or Azimuth. We entered into a Common Stock Purchase Agreement with Azimuth, which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $50,000,000 of our common stock, or the number of shares which is one share less than twenty percent (20%) of the issued and outstanding shares of our common stock as of October 30, 2008 (subject to automatic reduction in certain circumstances), over the approximately 18-month term of the Purchase Agreement.

        From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices to purchase our common stock over 10 consecutive trading days or such other period mutually agreed upon by us and Azimuth. Each draw down is subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down, provided, however, Azimuth will not be required to purchase more than $7,750,000 of our common stock in any single draw down excluding shares under any call option, as described below. We are able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each draw down period. Only one draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by us and Azimuth.

        Once presented with a draw down notice, Azimuth is required to purchase a pro-rata portion of the shares allocated to each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price for such draw down, which threshold price is determined by us. The payment for, against simultaneous delivery of, shares in respect of each draw down notice shall be settled on the second trading day following the last trading day of each draw down period, or on such earlier date as we and Azimuth may mutually agree. The per share purchase price for these shares equals the daily volume weighted average price of our common stock based on our market capitalization on each date during the draw down period on which shares are purchased, less a discount ranging from 4.05% to 6.25%. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth can elect to buy the pro-rata portion of shares allocated to any day at the threshold price less the discount described above.

        The Purchase Agreement also provides that from time to time, and at our sole discretion, we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock during each draw down pricing period for the amount of shares based upon the maximum option dollar amount and the option threshold price specified by us. Upon Azimuth's exercise of the option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option based on our market capitalization or the threshold price for the option determined by us, less a discount ranging from 4.05% to 6.25%.

        In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, our Registration Statement on Form S-3 (File No. 333-148317) covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

        Azimuth has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NASDAQ Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth that will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

        The shares of common stock may be sold in one or more of the following manners:

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

  •
  a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may resell a portion of the block as principal to facilitate the transaction.

        Azimuth has agreed that during the term of and for a period of ninety (90) days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell, or enter into a short position with respect to any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the period listed above it will not enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

        In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange

Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

  •
  may not engage in any stabilization activity in connection with our securities;

  •
  must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

  •
  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Azimuth and any unaffiliated broker-dealer.

        We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in or incorporated by referenced in our Registration Statement, or any omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Azimuth or any unaffiliated broker-dealer. If we are unable to provide this indemnification, we will contribute to payments that Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer may be required to make in respect of those liabilities. We have agreed to pay up to thirty-five thousand dollars ($35,000) of Azimuth's attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. We have also agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

        Upon each sale of Dyax common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, a placement fee equal to 0.75% of the aggregate dollar amount of common stock purchased by Azimuth.

Sales Through Underwriters or Dealers

        If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

        Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by us to underwriters in connection with the offering of the securities offered in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. In no event will the total amount of compensation paid to any member of The Financial Industry Authority upon completion of any offering exceed 8.0% of the maximum gross proceeds of such offering.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

        Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an "at the market" offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

General Information

        Each series of securities offered under this prospectus will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Global Market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange or on the NASDAQ Global Market, but we are not obligated to do so.

        The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

 LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts, our counsel. Nathaniel S. Gardiner, a partner of Edwards Angell Palmer & Dodge LLP, is our Secretary.

EXPERTS

        The financial statements, financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our internet website is www.dyax.com and through the Investor Information portion of our website, you may access, free of charge, our filings, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained in our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Our common stock is listed on the NASDAQ Global Market. Reports and other information concerning us can be inspected at the offices of the NASDAQ Global Market.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of this prospectus. The reports and other documents we file after the date of this prospectus will update, supplement and supersede the information in this prospectus. We incorporate by reference the documents listed below and any documents we file subsequently with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of the prospectus and prior to the termination of the offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the SEC on May 5, 2008, August 1, 2008 and October 29, 2008, respectively;

  •
  our Current Reports on Form 8-K dated February 11, 2008, February 13, 2008, April 23, 2008, July 14, 2008, July 16, 2008, August 5, 2008, August 7, 2008, August 18, 2008, October 20, 2008 and October 30, 2008, filed with the SEC on February 14, 2008, February 20, 2008, April 29, 2008, July 17, 2008, July 18, 2008, August 6, 2008, August 8, 2008, August 20, 2008, October 21, 2008 and October 30, 2008, respectively;

  •
  the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 1, 2000, which description thereof is contained in the prospectus included in our Registration Statement on Form S-1 (File No. 333-37394), including any amendment or reports filed for the purpose of updating such description; and

  •
  the description of our preferred stock purchase rights in our registration statement on Form 8-A, filed with the SEC on June 27, 2001.

        You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (617) 225-2500 or writing us at:

Investor Relations
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139

5,500,000 Shares

Common Stock

Prospectus Supplement

Sole Book-Running Manager

Jefferies & Company

September 30, 2009